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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 8, 2000, except as to the stock split described in Note 16 which is as of June 14, 2000, and except for Note 18 as to which the date is February 1, 2001, relating to the consolidated financial statements of Hanover Compressor Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Houston, Texas

February 5, 2001